Annex I



                             SPRINT CORPORATION
                      Consolidated Financial Information


CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)                                                 Sprint Corporation
(millions)
--------------------------------------------- --- ------------------------------- -- -------------------------------
                                                          Quarters Ended                      Year-to-Date
                                                             June 30,                           June 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       5,793     $      4,888      $     11,272     $       9,540
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     2,973            2,536             5,812             5,055
   Selling, general and administrative                1,504            1,434             3,022             2,801
   Depreciation and amortization                      1,007              890             1,973             1,746
   Merger related costs                                 187                -               187                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           5,671            4,860            10,994             9,602
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income (Loss)                                 122               28               278               (62)

Interest expense                                       (230)            (208)             (484)             (399)
Other income, net                                        13               44                41                77
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss from continuing operations before
   income taxes                                         (95)            (136)             (165)             (384)
Income tax benefit                                        4               33                 9               110
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss from Continuing Operations                         (91)            (103)             (156)             (274)
Discontinued operation, net                               -              (66)              675               (94)
Extraordinary items, net                                  -                -                (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income (Loss)                             $         (91)    $       (169)     $        516     $        (389)
                                              --- ------------- -- -------------- -- ------------- --- -------------













                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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

CONSOLIDATED STATEMENTS OF OPERATIONS (continued)                                                      Sprint Corporation
(Unaudited)
(millions, except per share data)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------
Quarters Ended June 30,                                        2000           1999               2000            1999
-------------------------------------------------------- ----------------------------- --- ------------------------------
                                                               FON Common Stock                  PCS Common Stock
                                                         -----------------------------     ------------------------------

   Earnings (Loss) Applicable to Common Stock            $      367      $      387         $     (459)    $     (558)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Diluted Earnings (Loss) per Common Share
     Continuing operations                               $     0.41      $     0.51         $    (0.48)    $    (0.61)
     Discontinued operation                                    -              (0.07)               -               -
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

  Total                                                  $     0.41      $     0.44         $    (0.48)    $    (0.61)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
  Diluted weighted average common shares                      895.8           887.1              962.8           920.0
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Basic Earnings (Loss) per Common Share
     Continuing operations                               $     0.42      $     0.52         $    (0.48)    $    (0.61)
     Discontinued operation                                    -              (0.07)               -               -
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

   Total                                                 $     0.42      $     0.45         $    (0.48)    $    (0.61)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic weighted average common shares                       879.5           866.7              962.8           920.0
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


   DIVIDENDS PER COMMON SHARE                            $    0.125      $    0.125               N/A            N/A
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


-------------------------------------------------------------------------------------------------------------------------
Year-to-Date June 30,                                          2000           1999               2000            1999
-------------------------------------------------------------------------------------------------------------------------
                                                               FON Common Stock                  PCS Common Stock
                                                         -----------------------------     ------------------------------

   Earnings (Loss) Applicable to Common Stock            $    1,489      $      795         $     (976)    $   (1,188)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Diluted Earnings (Loss) per Common Share
     Continuing operations                               $     0.91      $     1.01         $    (1.02)    $    (1.31)
     Discontinued operation                                    0.75           (0.11)               -               -
     Extraordinary items                                        -               -                  -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

  Total                                                  $     1.66      $     0.90         $    (1.02)    $    (1.33)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
  Diluted weighted average common shares                      895.2           883.7              959.5          891.9
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

   Basic Earnings (Loss) per Common Share
     Continuing operations                               $     0.93      $     1.03         $    (1.02)    $    (1.31)
     Discontinued operation                                    0.77           (0.11)               -               -
     Extraordinary items                                        -               -                  -            (0.02)
-------------------------------------------------------- -- ----------- --- ---------- --- --- ---------- --- -----------

   Total                                                 $     1.70      $     0.92         $    (1.02)    $    (1.33)
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------
   Basic weighted average common shares                       877.5           864.9              959.5           891.9
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------


   DIVIDENDS PER COMMON SHARE                            $     0.25      $     0.25               N/A            N/A
                                                         -- ----------- --- ---------- --- --- ---------- --- -----------

  Note: In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS common stock. As a result, 1999 basic and diluted loss per common share and weighted average common shares have been restated.

N/A = Not applicable




                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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


CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)                                            Sprint Corporation
(Unaudited)
(millions)

--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
--------------------------------------------- ----------------------------------- ----------------------------------
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income (Loss)                             $      (91)       $      (169)      $       516      $       (389)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                        (33)                10               (33)                4
Income tax (expense) benefit                          12                 (4)               12                (2)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                      (21)                 6               (21)                2
Reclassification adjustment for gains
   included in net income                              -                (57)              (32)              (57)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total net unrealized holding losses on
   securities                                        (21)               (51)              (53)              (55)
Foreign currency translation adjustments               3                  -                 3                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive loss                       (18)               (51)              (50)              (55)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income (Loss)                   $     (109)       $      (220)      $       466      $       (444)
                                              --- ------------- -- -------------- -- ------------- --- -------------























                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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


CONSOLIDATED BALANCE SHEETS                                                                            Sprint Corporation
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $          199    $          120
       Accounts receivable, net of allowance for doubtful accounts of
          $290 and $285                                                                         3,632             3,408
       Inventories                                                                                731               777
       Prepaid expenses                                                                           374               340
       Income tax receivable                                                                        -               411
       Investments in equity securities                                                             -               317
       Other                                                                                      129               207
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                     5,065             5,580

     Investments in securities                                                                     65               147

     Property, plant and equipment
       FON Group                                                                               29,168            27,687
       PCS Group                                                                               10,679             9,411
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                     39,847            37,098
       Accumulated depreciation                                                               (16,600)          (15,129)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                       23,247            21,969

     Investments in and advances to affiliates                                                    839               452

     Intangible assets
        Goodwill                                                                                5,760             5,745
        PCS licenses                                                                            3,058             3,060
        Other                                                                                   1,562             1,453
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                                10,380            10,258
        Accumulated amortization                                                                 (984)             (691)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                   9,396             9,567

     Net assets of discontinued operation                                                           -               394

     Other                                                                                      1,441             1,141
-------------------------------------------------------------------------------------------------------------------------


    Total                                                                              $       40,053    $       39,250
                                                                                      -----------------------------------









                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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

CONSOLIDATED BALANCE SHEETS (continued)                                                              Sprint Corporation
(millions, except per share data)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30,        December 31,
                                                                                            2000              1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                         (Unaudited)
Liabilities and Shareholders' Equity
     Current liabilities
       Current maturities of long-term debt                                             $         522    $       1,087
       Accounts payable                                                                         1,503            1,462
       Construction obligations                                                                   834            1,039
       Accrued interconnection costs                                                              598              683
       Accrued taxes                                                                              363              410
       Advance billings                                                                           322              323
       Payroll and employee benefits                                                              530              638
       Other                                                                                    1,325            1,190
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                                5,997            6,832

     Long-term debt and capital lease obligations                                              16,452           15,685

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                         1,548            1,511
       Postretirement and other benefit obligations                                             1,067            1,064
       Other                                                                                      621              598
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                             3,236            3,173


     Shareholders' equity
       Common stock
         Class A, par value  $2.50 per  share,  200.0  shares  authorized,  86.2 shares issued and outstanding (each share represents the right to
            one FON share and 1/2 PCS share)                                                      216              216
         FON, par value $2.00 per share, 4,200.0 shares authorized, 796.9 and 788.0
            shares issued and outstanding                                                       1,594            1,576
         PCS, par value $1.00 per share, 2,350.0 shares authorized, 923.7 and 910.4
            shares issued and outstanding                                                         924              910
       PCS preferred stock, no par, 0.3 shares authorized, 0.2 shares issued and
         outstanding                                                                              247              247
       Capital in excess of par or stated value                                                 9,105            8,569
       Retained earnings                                                                        2,251            1,961
       Treasury stock, at cost                                                                      -               (2)
       Accumulated other comprehensive income                                                      31               81
       Other                                                                                        -                2
-------------------------------------------------------------------------------------------------------------------------

       Total shareholders' equity                                                              14,368           13,560
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $      40,053    $      39,250
                                                                                      -----------------------------------







                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)                                                   Sprint Corporation
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date June 30,                                                                      2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income (loss)                                                                     $        516     $       (389)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Discontinued operation, net                                                              (675)              94
     Extraordinary items, net                                                                    3               21
     Equity in net losses of affiliates                                                         61               25
     Depreciation and amortization                                                           1,973            1,746
     Deferred income taxes and investment tax credits                                          104              (15)
     Changes in assets and liabilities:
         Accounts receivable, net                                                             (232)            (440)
         Inventories and other current assets                                                  440             (484)
         Accounts payable and other current liabilities                                       (294)             103
         Noncurrent assets and liabilities, net                                                100              (28)
     Other, net                                                                                (87)             (67)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by operating activities                                                    1,909              566
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                        (3,186)          (2,630)
Investments in affiliates, net                                                                (849)             (89)
Proceeds from sales of assets                                                                  217               90
Investments in broadband fixed wireless companies                                                -             (141)
Other, net                                                                                       3              (78)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by continuing operations                                                      (3,815)          (2,848)
Proceeds from sale of investment in Global One                                               1,403                -
Net investing activities of discontinued operation                                               -             (168)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash used by investing activities                                                       (2,412)          (3,016)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                                 1,558            3,523
Payments on long-term debt                                                                  (1,050)          (2,346)
Proceeds from common stock issued                                                              203              945
Dividends paid                                                                                (221)            (216)
Other, net                                                                                      92               42
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Net cash provided by financing activities                                                      582            1,948
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                     79             (502)
Cash and Equivalents at Beginning of Period                                                    120              605
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $        199     $        103
                                                                                     --- ------------- -- -------------







                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).


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CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (Unaudited)                                          Sprint Corporation
(millions)
----------------------------------------------------------------------------------------------------------------------
Year-to-Date June 30, 2000
----------------------------------------------------------------------------------------------------------------------

                                                          PCS
                                                         Common      Capital
                                    Sprint     FON        and       In Excess
                                    Common    Common   Preferred    of Par or   Retained   Treasury
                                    Stock     Stock      Stock       Stated     Earnings   Stock    Other    Total
                                                                     Value
----------------------------------------------------------------------------------------------------------------------
Beginning 2000 balance            $   216   $ 1,576   $  1,157    $   8,569    $  1,961   $   (2)  $  83   $ 13,560
Net income                              -         -          -            -         516        -       -        516
FON common stock dividends              -         -          -            -        (198)       -       -       (198)
Class A common stock dividends          -         -          -            -         (22)       -       -        (22)
PCS preferred stock dividends           -         -          -            -          (3)       -       -         (3)
FON Series 1 common stock issued        -        18          -          153           -        -       -        171
PCS Series 1 common stock issued        -         -         14           93           -        -       -        107
Treasury stock issued                   -         -          -            -          (4)       2       -         (2)
Tax benefit from stock
   compensation                         -         -          -          285           -        -       -        285
Other, net                              -         -          -            5           1        -     (52)       (46)
----------------------------------------------------------------------------------------------------------------------

June 2000 balance                 $   216   $ 1,594   $  1,171    $   9,105    $  2,251   $    -   $  31   $ 14,368
                                --------------------------------------------------------------------------------------


Shares Outstanding
------------------------------------------------------------------
Beginning 2000 balance               86.2     788.0       910.6
FON Series 1 common stock issued      -         8.9          -
PCS Series 1 common stock issued      -         -          13.3
                                   -------------------------------

June 2000 balance                    86.2     796.9       923.9
                                   -------------------------------


















                          See accompanying Condensed Notes to Consolidated Financial Statements (Unaudited).

CONDENSED NOTES TO CONSOLIDATED FINANCIAL
STATEMENTS (Unaudited)                                        Sprint Corporation
--------------------------------------------------------------------------------

The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the consolidated interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present Sprint Corporation's consolidated financial position, results of operations, cash flows and comprehensive income (loss).

Certain information and footnote disclosures normally included in consolidated financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger. In the 2000 second quarter, Sprint recognized a one-time, pre-tax charge of $187 million for costs associated with the terminated merger.

--------------------------------------------------------------------------------
2. Basis of Consolidation and Presentation
--------------------------------------------------------------------------------

The consolidated financial statements include the accounts of Sprint and its wholly owned and majority-owned subsidiaries. The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

Investments in entities in which Sprint exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The consolidated financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or shareholders' equity as previously reported.

--------------------------------------------------------------------------------
3. Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive  agreement with France Telecom S.A.
(FT) and Deutsche Telekom AG (DT) to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $66 million in the 1999 second quarter and $94 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------

At the end of June 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net and other strategic investments and the PCS Group's investment in Pegaso Telecomunicaciones, S.A. de C.V., a wireless PCS operation in Mexico. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:


                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       563       $      370        $     1,044      $        767
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net operating loss                          $      (107)      $      (53)       $      (167)     $        (85)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (225)      $      (58)       $      (362)     $        (93)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Equity in net losses of affiliates            $       (36)      $      (16)       $       (61)     $        (25)
                                              --- ------------- -- -------------- -- ------------- --- -------------


--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused Sprint's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                       Year-to-Date
                                         June 30,
                                  -----------------------
                                      2000       1999
---------------------------------------------------------
                                        (millions)
Income tax benefit at the
   federal statutory rate         $   (58)   $  (134)
Effect of:
   State income taxes, net of
     federal income tax effect          6          5
   Equity in losses of foreign
     joint ventures                    23          4
   Goodwill amortization               24         15
   Other, net                          (4)         -
---------------------------------------------------------

Income tax benefit                $    (9)   $  (110)
                                  -----------------------

Effective income tax rate             5.5%      28.6%
                                  -----------------------


--------------------------------------------------------------------------------
6.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In June 2000, Sprint issued $1.25 billion of debt securities registered with the SEC. These borrowings, which mature in 2002 and have interest rates ranging from 7.1% to 7.6%, were allocated to the PCS Group.

In the 2000 first quarter, Sprint exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable of the FON Group. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
7. Stock Split
--------------------------------------------------------------------------------

In December 1999, Sprint's Board of Directors authorized a two-for-one stock split of Sprint's PCS common stock in the form of a stock dividend which was distributed on February 4, 2000 to the PCS shareholders. A comparable dividend was paid on the Class A common stock owned by FT and DT. PCS Group loss per share and weighted average common shares for the prior periods have been restated to reflect the stock split.

--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to Sprint's consolidated financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures. See
Note 9 of Sprint FON Group Condensed Notes to Combined Financial Statements for more information about the FON Group's business segments.

The PCS Group businesses operate in a single segment.

Industry segment financial information was as follows:

--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Quarters Ended June 30,                                FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
2000
Net operating revenues                             $    4,434      $      1,460    $      (101)    $       5,793
Intergroup revenues                                        88                13           (101)              -
Operating income (loss)                                   591              (469)            -                122


1999
Net operating revenues                             $    4,204      $        736    $       (52)    $       4,888
Intergroup revenues                                        50                 2            (52)              -
Operating income (loss)                                   736              (708)            -                 28
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                                        Sprint          Sprint        Intergroup
Year-to-Date June 30,                                  FON Group       PCS Group     Eliminations     Consolidated
--------------------------------------------------------------------------------------------------------------------
                                                                              (millions)
2000
Net operating revenues                             $    8,831      $      2,637    $      (196)    $      11,272
Intergroup revenues                                       179                17           (196)              -
Operating income (loss)                                 1,349            (1,071)            -                278


1999
Net operating revenues                             $    8,311      $      1,340    $      (111)    $       9,540
Intergroup revenues                                       109                 2           (111)              -
Operating income (loss)                                 1,473            (1,535)            -                (62)
--------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
10.  Supplemental Cash Flows Information
--------------------------------------------------------------------------------

Sprint's cash paid (received) for interest and income taxes was as follows:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     479   $      356
                              -------------------------
Income taxes                  $    (415)  $      (19)
                              -------------------------


Sprint's noncash activities included the following:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Tax benefit from stock
   compensation               $     285   $      74
                              -------------------------
Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $     102   $      41
                              -------------------------
Stock received for stock
   options exercised          $      44   $      31
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $       -   $   1,146
                              -------------------------
Capital lease obligations     $       -   $      46
                              -------------------------

--------------------------------------------------------------------------------
11.  Subsequent Event
--------------------------------------------------------------------------------

In August 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid September 29, 2000.


--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and Sprint is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on Sprint's consolidated financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                 Sprint Corporation

--------------------------------------------------------------------------------
General
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger. In the 2000 second quarter, Sprint recognized a one-time, pre-tax charge of $187 million for costs associated with the terminated merger.

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. These operations are referred to as the PCS Group.

The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

     -    Core  businesses

          -    Long distance division

          -    Local division

          -    Product distribution and directory publishing businesses

     - Activities to develop and deploy Sprint ION(SM), Integrated On-Demand Network

     -    Other strategic ventures.

FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections and most other company matters.

FON Group or PCS Group events affecting Sprint's consolidated statements of operations and balance sheets could, in turn, affect the other Group's financial statements or stock price.

Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. Sprint does not expect to pay dividends on the PCS shares in the foreseeable future.

Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations" (MD&A) should be read along with the FON Group's MD&A and the PCS Group's MD&A.

--------------------------------------------------------------------------------
General Overview of the Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.2 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for on the equity basis.


--------------------------------------------------------------------------------
General Overview of the Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of June 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 205 million people. The PCS Group provides nationwide service through:

     -    operating its own digital network in major U.S.  metropolitan areas,

     - affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     -    roaming  on  other   providers'   analog   cellular   networks   using
          dual-band/dual-mode handsets, and

     - roaming on other providers' digital PCS networks that use code division multiple access.

The PCS Group also includes its recent investment in Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless PCS operation in Mexico. This investment is accounted for on the equity basis.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Consolidated

Total net operating revenues were as follows:

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $     4,434       $    4,204        $     8,831      $      8,311
PCS Group                                           1,460              736              2,637             1,340
Intergroup eliminations                              (101)             (52)              (196)             (111)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net operating revenues                        $     5,793       $    4,888        $    11,272      $      9,540
                                              --- ------------- -- -------------- -- ------------- --- -------------


Income (Loss) from continuing operations was as follows:

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
FON Group                                     $       365       $      452        $       810      $        886
PCS Group                                            (456)            (555)              (966)           (1,160)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss from continuing operations               $       (91)      $     (103)       $      (156)     $       (274)
                                              --- ------------- -- -------------- -- ------------- --- -------------


Sprint FON Group

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $     4,434       $    4,204        $     8,831      $      8,311
Operating expenses                                  3,843            3,468              7,482             6,838
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating income                              $       591       $      736        $     1,349      $      1,473
                                              --- ------------- -- -------------- -- ------------- --- -------------

Operating margin                                     13.3%            17.5%              15.3%             17.7%
                                              --- ------------- -- -------------- -- ------------- --- -------------


Net Operating Revenues

Net operating revenues were $4.4 billion for the 2000 second quarter, an increase of 5% from $4.2 billion for the same 1999 period. The increase mainly reflects growth in the FON Group's long distance and local divisions.

Net operating revenues for the first six months in 2000 increased 6% to $8.8 billion from $8.3 billion for the same 1999 period.

Long Distance Division

Net operating revenues increased 6% in the 2000 second quarter and 7% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect strong data services revenue growth. Calling volumes increased 19% in the 2000 second quarter and 18% in the 2000 year-to-date period compared to the same periods a year ago, but were largely offset by a more competitive pricing environment. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business market revenues increased 8% in the 2000 second quarter and 10% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect growth in data services and increased use of the Internet.

Residential market revenues increased 3% in the 2000 second quarter and remained flat for the 2000 year-to-date period compared to the same 1999 periods due to strong volume growth in residential long distance calls largely offset by lower calling card and international revenues.

Wholesale market revenues increased 4% in the 2000 second quarter and 6% in the 2000 year-to-date period from the same 1999 periods. These increases are largely the result of sales of capacity on transoceanic cable in the 2000 first and second quarters. Additional increases are primarily due to growth in private line and toll free services offset by declining international voice revenues.

Local Division

Sprint's local division sold a customer service and telemarketing organization to the PCS Group in the 2000 second quarter. For comparative purposes, the following discussion assumes the sale occurred at the beginning of 1999.

Local division revenues increased 4% in the 2000 second quarter and year-to-date periods from the same 1999 periods. These increases mainly reflect increased sales of network-based services such as Caller ID and Call Waiting and steady customer access line growth. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling. The local division ended the 2000 second quarter with over 8.2 million switched access lines, a 4.5% increase during the past 12 months. On a voice-grade equivalent basis, which includes both traditional switched services and high capacity lines, access lines grew 17% during the past 12 months. This growth reflects many business customers switching from individual lines to high capacity dedicated circuits.

Local service revenues grew 5% in the 2000 second quarter and 7% in the 2000 year-to-date period from the same 1999 periods because of strong demand for bundled services and customer access line growth. Revenue growth also reflects increased sales of data products and revenues from maintaining customer wiring and equipment.

Network access revenues increased 9% in the 2000 second quarter and 8% in the 2000 year-to-date period from the same 1999 periods. The 2000 second quarter and year-to-date revenues reflect a 7% and 8% respective increase in minutes of use, increased special access services and the continued implementation of local number portability charges. These increases were partly offset by FCC-mandated access rate reductions.

Toll service revenues decreased 19% in the 2000 second quarter and 21% in the 2000 year-to-date period from the same 1999 periods, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. These decreases also reflect the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, Sprint's overall intraLATA long distance market share in the local division's territories has remained steady at approximately 65% from the 1999 second quarter to the 2000 second quarter.

Other revenues decreased 7% in the 2000 second quarter and 10% in the 2000 year-to-date period from the same 1999 periods mainly due to a decrease in equipment sales as a result of a planned shift in focus to selling only higher margin products.

Product Distribution & Directory Publishing Businesses

The product distribution and directory publishing businesses' revenues increased 4% in the 2000 second quarter and 5% in the 2000 year-to-date period from the same 1999 periods. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 2000 and 1999 second quarters and year-to-date periods. Nonaffiliated revenues increased 8% in the 2000 second quarter and 12% in the 2000 year-to-date period compared with the same 1999 periods, but were partly offset by a decrease in product sales to affiliates. The increases in nonaffiliated revenues are mainly due to the expansion of certain existing sales contracts. The change in the mix of the local division's capital program to more electronics and software, which is more frequently purchased directly from manufacturers, caused the decline in affiliate sales.

Operating Expenses

The FON Group's operating expenses increased 11% in the 2000 second quarter and 9% in the 2000 year-to-date period from the same 1999 periods.

Long Distance Division

Long distance division operating expenses increased 6% in the 2000 second quarter and year-to-date periods from the same 1999 period.

Interconnection costs decreased 1% in the 2000 second quarter and increased 1% in the 2000 year-to-date period from the same 1999 periods. The second quarter decrease is due to reductions in per-minute international access costs as well as domestic access costs, largely offset by increased calling volumes and costs related to growth in non-minute driven revenues. The year-to-date increase reflects increased calling volumes and costs related to growth in non-minute driven revenues, largely offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions that took effect in July 1999. Lower international per-minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection.

Operations expense increased 48% in the 2000 second quarter and 36% in the 2000 year-to-date period from the same 1999 periods mainly due to the sales of capacity on transoceanic cable in 2000.

Selling, general and administrative (SG&A) expense decreased 2% in the 2000 second quarter from the same 1999 period due to a strong emphasis on cost control, partly offset by increased marketing and promotions in the business market. SG&A expense increased 1% in the 2000 year-to-date period from the same 1999 period mainly reflecting increased marketing and promotions in the business market.

Depreciation and amortization expense decreased 3% in the 2000 second quarter and 2% in the 2000 year-to-date period from the same periods a year ago. These decreases were generally due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base.

Local Division

The following local division discussion assumes the sale of a customer service and telemarketing organization occurred at the beginning of 1999. See "Net Operating Revenues - Local Division" for more details.

Local division operating expenses decreased 2% in the 2000 second quarter and 1% in the 2000 year-to-date period from the same 1999 periods.

Costs of services and products decreased 1% in the 2000 second quarter and 2% in the 2000 year-to-date period from the same 1999 periods due to a decline in equipment sales and the success of cost control initiatives.

SG&A decreased 6% in the 2000 second quarter and 4% in the 2000 year-to-date period from the same periods a year ago due to continued emphasis on cost control, partly offset by increased customer service costs related to customer access line growth.

Depreciation and amortization expense increased 6% in the 2000 second quarter and 7% in the 2000 year-to-date period from the same 1999 periods reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives.

Product Distribution & Directory Publishing Businesses

Operating expenses increased 2% in the 2000 second quarter and 3% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased costs of services and products related to the increased volume of equipment sales.

Sprint ION(SM)

Operating expenses for Sprint ION in the 2000 second quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising associated with market launches. Depreciation and amortization expense increased due to a rapidly increasing asset base.

Other Ventures

The "other ventures" segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

The equity in losses of affiliates increased due to increased losses from Call-Net. The 2000 year-to-date Call-Net losses include a restructuring charge in the 2000 first quarter.


Sprint PCS Group

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $     1,460       $      736        $     2,637      $      1,340
Operating expenses                                  1,929            1,444              3,708             2,875
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $      (469)      $     (708)       $    (1,071)     $     (1,535)
                                              --- ------------- -- -------------- -- ------------- --- -------------


The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 second quarter and year-to-date period. These revenues were 30% of net operating revenues in the 1999 second quarter and 29% in the 1999 year-to-date period.

Net Operating Revenues

The PCS Group's net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Subscriber revenues increased 106% in the 2000 second quarter and 109% in the 2000 year-to-date period from the same 1999 periods mainly reflecting an increase in the average number of customers. The PCS Group added 883,000 customers in the 2000 second quarter, 1.7 million customers in the 2000 year-to-date period and ended the quarter with over 7.4 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $58 for the 2000 second quarter and $56 for the 2000 year-to-date period compared to $54 in the 1999 second quarter and $53 in the 1999 year-to-date period. The increase in ARPU was partly due to the implementation of activation charges in the 2000 second quarter.

Revenues from sales of handsets and accessories were approximately 15% of net operating revenues in the 2000 second quarter and year-to-date periods. These revenues were approximately 20% of the 1999 second quarter and year-to-date net operating revenues. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

The PCS Group's costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 42% in the 2000 second quarter and 34% in the 2000 year-to-date period from the same 1999 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

SG&A expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 22% in the 2000 second quarter and 23% in the 2000 year-to-date period from the same 1999 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 23% in the 2000 second quarter and 22% in the 2000 year-to-date period from the same 1999 periods mainly reflecting depreciation of the network assets placed in service during 2000 and 1999. It also reflects amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

Sprint's effective interest rate on long-term debt was 6.8% in the 2000 second quarter, 6.9% in the 2000 year-to-date period and 7.1% in the 1999 second quarter and year-to-date periods. The decrease mainly reflects increased borrowings with lower interest rates.

Interest costs on short-term borrowings classified as long-term debt and deferred compensation plans have been excluded so as not to distort the effective interest rate on long-term debt.

Other Income, Net

Other income consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         4       $        5        $        11      $         13
Equity in net losses of affiliates                    (36)             (16)               (61)              (25)
Net gains (losses) from investments                    (3)              35                 23                35
Gains on sales of assets                               51                -                 79                 -
Minority interest for Cox PCS                           -                -                  -                20
Other, net                                             (3)              20                (11)               34
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        13       $       44        $        41      $         77
                                              --- ------------- -- -------------- -- ------------- --- -------------

Gains on sales of assets mainly reflect the 2000 second quarter sale of a directory publishing operation that was not affiliated with Sprint's local territories. The 2000 year-to-date period also includes gains on sales of certain PCS Group customers and associated network infrastructure.

Income Taxes

See Note 5 of Condensed Notes to Consolidated Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Discontinued Operation, Net

In February 2000, Sprint sold its interest in Global One to France Telecom S.A. and Deutsche Telekom AG. As a result of Sprint's sale of its interest in Global One, Sprint's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.
Sprint recorded an after-tax gain related to the sale of its interest in Global One of $675 million in the first quarter of 2000. Sprint recorded after-tax losses related to its share of losses from Global One of $66 million in the second quarter of 1999 and $94 million in the 1999 year-to-date period.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss for the PCS Group.

In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points.

This resulted in a $21 million after-tax extraordinary loss for the PCS Group.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                          June 30,      December 31,
                            2000            1999
-----------------------------------------------------
                               (millions)
Consolidated assets  $     40,053    $     39,250
                     --------------------------------


Sprint's consolidated assets increased $803 million in the 2000 year-to-date period. Net property, plant and equipment increased $1.3 billion reflecting capital expenditures to support the PCS network build-out and expansion, core long distance and local network enhancements, and Sprint ION development and hardware deployment. Investments in affiliates and other assets increased $687 million mainly reflecting capital contributions to the Sprint's equity method investees, partly offset by equity in net losses of those affiliates. Offsetting decreases in Sprint's consolidated assets primarily reflect the cash from the sale of the net assets of the Global One discontinued operation and the receipt of an income tax refund used to repay debt. Sprint's assets also decreased due to the exchange of investments in equity securities for certain notes payable. See "Liquidity and Capital Resources" for more information about changes in Sprint's Consolidated Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities           $    1,909     $       566
                       -------------------------------


Operating cash flows in the 2000 year-to-date period increased $1.3 billion from the same 1999 period. In 2000, cash outflows from working capital totaled $86 million compared with $821 million in the 1999 year-to-date period. The increase in operating cash flows also reflects decreased operating losses for the PCS Group.

Investing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (2,412)    $    (3,016)
                       -------------------------------

In February 2000, Sprint received $1.4 billion from the sale of its interest in Global One. The proceeds were used to repay existing debt and fund the PCS Group's capital expenditures.

The  FON  Group's  capital   expenditures  totaled  $1.8  billion  in  the  2000
year-to-date period and $1.7 billion in the 1999 year-to-date period. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment. PCS Group capital expenditures were $1.4 billion in the 2000 year-to-date period and $961 million in the 1999 year-to-date period. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network.

"Investments in affiliates, net" consisted of investments in EarthLink, Pegaso and other affiliates accounted for using the equity method.

Financing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $      582     $      1,948
                       -------------------------------


Financing activities in the 2000 year-to-date period mainly reflect a $508 million net increase in long-term debt. In June 2000, Sprint issued $1.25 billion of debt securities registered with the SEC. These borrowings, which mature in 2002, were allocated to the PCS Group. Financing activities in the 1999 year-to-date period mainly reflect proceeds from common stock issuances of $945 million and debt issuances of $3.5 billion, partly offset by payments on long-term debt.

Sprint paid cash dividends of $221 million in the 2000 year-to-date period and $216 million in the 1999 year-to-date period.

Capital Requirements

Sprint's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $7.7 to $8.3 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $900 million to $1 billion of this amount. PCS Group capital expenditures are expected to be between $2.9 and $3.1 billion. Additional funds will be required to fund the PCS Group's expected operating losses, working capital and debt service requirements. Investments in affiliates are expected to require cash of $800 to $900 million. Dividend payments are expected to total $450 million in 2000.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

In July 1999, Sprint filed a shelf registration statement with the SEC covering $4.0 billion of senior unsecured debt securities to be used mainly to repay debt and for general purposes, including working capital requirements, acquisitions, and new capital investments. At June 30, 2000, Sprint had issued $2 billion of these registered securities.

Borrowings during the remainder of 2000 will be allocated to the FON Group or the PCS Group based on their cash requirements.

Any borrowings Sprint may incur are ultimately limited by certain debt covenants. Sprint could borrow up to $12.7 billion at the end of June 2000 under the most restrictive of its debt covenants.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

General Hedging Policies

Sprint selectively enters into interest rate swap and cap agreements to manage its exposure to interest rate changes on its debt. Sprint also enters into forward contracts and options in foreign currencies to reduce the impact of changes in foreign exchange rates. Sprint seeks to minimize counterparty credit risk through stringent credit approval and review processes, the selection of only the most creditworthy counterparties, continual review and monitoring of all counterparties, and thorough legal review of contracts. Sprint also controls exposure to market risk by regularly monitoring changes in foreign exchange and interest rate positions under normal and stress conditions to ensure they do not exceed established limits.

Sprint's derivative transactions are used for hedging purposes only and comply with Board-approved policies. Senior management receives frequent status updates of all outstanding derivative positions.

Interest Rate Risk Management

Sprint's interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating- and fixed-rate debt, and minimizing liquidity risk. Sprint uses simulation analysis to assess its interest rate exposure and establish the desired ratio of floating- and fixed-rate debt. To the extent possible, Sprint manages interest rate exposure and the floating-to-fixed ratio through its borrowings, but sometimes uses interest rate swaps and caps to adjust its risk profile.

Foreign Exchange Risk Management

Sprint's foreign exchange risk management program focuses on hedging transaction exposure to optimize consolidated cash flow. Sprint's main transaction exposure results from net payments made to overseas telecommunications companies for completing international calls made by Sprint's domestic customers. These international operations were not material to the consolidated financial position at June 30, 2000 or results of operations or cash flows for the quarter ended June 30, 2000. In addition, foreign currency transaction gains and losses were not material to Sprint's year-to-date 2000 results of operations. Sprint has not entered into any significant foreign currency forward contracts or other derivative instruments to hedge the effects of adverse fluctuations in foreign exchange rates. As a result, Sprint was not subject to material foreign exchange risk.

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

Sprint includes certain estimates, projections and other forward-looking statements in its reports, in presentations to analysts and others, and in other publicly available material. Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

     - the effects of vigorous competition in the markets in which Sprint operates;

     - the costs and business risks related to entering and expanding new markets necessary to provide seamless services and new services;

     -    the ability of the PCS Group to continue to grow its market presence;

     -    the risks related to Sprint's investments in joint ventures;

     -    the impact of any unusual items resulting from ongoing  evaluations of
          Sprint's business   strategies;

     - regulatory risks, including the impact of the Telecommunications Act of 1996;

     -    unexpected results of litigation filed against Sprint;

     - the possibility of one or more of the markets in which Sprint competes being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes or other external factors over which Sprint has no control; and

     - other risks referenced from time to time in Sprint's filings with the Securities and Exchange Commission.

The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are found throughout MD&A. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Sprint is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this report or unforeseen events.

                                   Annex II



                                Sprint FON Group
                        Combined Financial Information


COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint FON Group
(millions, except per share data)
--------------------------------------------- --- ------------------------------- -- -------------------------------
                                                          Quarters Ended                      Year-to-Date
                                                             June 30,                           June 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       4,434     $      4,204      $      8,831     $       8,311
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                     2,098            1,901             4,129             3,762
   Selling, general and administrative                1,031            1,047             2,094             2,049
   Depreciation and amortization                        551              520             1,096             1,027
   Merger related costs                                 163                -               163                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           3,843            3,468             7,482             6,838
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Income                                        591              736             1,349             1,473

Interest expense                                        (11)             (45)              (50)              (87)
Other income, net                                        27               47                34                56
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income from continuing operations before
   income taxes                                         607              738             1,333             1,442

Income tax expense                                     (242)            (286)             (523)             (556)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Income from Continuing Operations                       365              452               810               886
Discontinued operation, net                               -              (66)              675               (94)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Income                                              365              386             1,485               792
Preferred stock dividends received                        2                1                 4                 3
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Earnings applicable to common stock           $         367     $        387      $      1,489     $         795
                                              --- ------------- -- -------------- -- ------------- --- -------------


Diluted Earnings per Common Share
   Continuing operations                      $        0.41     $       0.51      $       0.91     $        1.01
   Discontinued operation                                 -            (0.07)             0.75             (0.11)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $        0.41     $       0.44      $       1.66     $        0.90
                                              --- ------------- -- -------------- -- ------------- --- -------------
Diluted weighted average common shares                895.8            887.1             895.2             883.7
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic Earnings per Common Share
   Continuing operations                      $        0.42     $       0.52      $       0.93     $        1.03
   Discontinued operation                                 -            (0.07)             0.77             (0.11)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $        0.42     $       0.45      $       1.70     $        0.92
                                              --- ------------- -- -------------- -- ------------- --- -------------
Basic weighted average common shares                  879.5            866.7             877.5             864.9
                                              --- ------------- -- -------------- -- ------------- --- -------------

Dividends per Common Share                    $       0.125     $      0.125      $       0.25     $        0.25
                                              --- ------------- -- -------------- -- ------------- --- -------------










                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).



COMBINED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)                                            Sprint FON Group
(millions)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Income                                    $        365      $     386         $     1,485      $        792
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income (Loss)

Unrealized holding gains (losses) on
   securities                                          (35)             3                 (39)               (2)
Income tax (expense) benefit                            12             (1)                 14                 1
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains (losses) on
   securities during the period                        (23)             2                 (25)               (1)
Reclassification adjustment for gains
   included in net income                                -            (57)                (32)              (57)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive loss                         (23)           (55)                (57)              (58)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Income                          $        342      $     331         $     1,428      $        734
                                              --- ------------- -- -------------- -- ------------- --- -------------































                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).


COMBINED BALANCE SHEETS                                                                                Sprint FON Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
     Current assets
       Cash and equivalents                                                            $        114      $        104
       Accounts receivable, net of allowance for doubtful accounts
          of $214 and $228                                                                    2,952             2,836
       Inventories                                                                              405               441
       Prepaid expenses                                                                         260               251
       Receivables from the PCS Group                                                           510               136
       Investments in equity securities                                                           -               316
       Other                                                                                    130               198
-------------------------------------------------------------------------------------------------------------------------
       Total current assets                                                                   4,371             4,282

     Investments in securities                                                                   52               139

     Property, plant and equipment
       Long distance division                                                                10,307             9,824
       Local division                                                                        16,342            15,828
       Other                                                                                  2,519             2,035
-------------------------------------------------------------------------------------------------------------------------
       Total property, plant and equipment                                                   29,168            27,687
       Accumulated depreciation                                                             (14,560)          (13,685)
-------------------------------------------------------------------------------------------------------------------------
       Net property, plant and equipment                                                     14,608            14,002

     Investments in and loans to the PCS Group                                                  435               431
     Investments in and advances to other affiliates                                            650               452
     Intangible assets
        Goodwill                                                                              1,229             1,223
        Other                                                                                   378               296
-------------------------------------------------------------------------------------------------------------------------
        Total intangible assets                                                               1,607             1,519
        Accumulated amortization                                                               (172)             (140)
-------------------------------------------------------------------------------------------------------------------------
        Net intangible assets                                                                 1,435             1,379
     Net assets of discontinued operation                                                         -               394
     Other                                                                                    1,035               724
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                              $     22,586      $     21,803
                                                                                      -----------------------------------

Liabilities and Group Equity
     Current liabilities
       Current maturities of long-term debt                                             $        460     $        902
       Accounts payable                                                                          950            1,012
       Accrued interconnection costs                                                             598              683
       Accrued taxes                                                                             197              162
       Advance billings                                                                          322              323
       Payroll and employee benefits                                                             451              557
       Other                                                                                     782              662
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               3,760            4,301

     Long-term debt and capital lease obligations                                              4,139            4,531

     Deferred credits and other liabilities
       Deferred income taxes and investment tax credits                                        1,202              935
       Postretirement and other benefit obligations                                            1,067            1,064
       Other                                                                                     437              458
-------------------------------------------------------------------------------------------------------------------------
       Total deferred credits and other liabilities                                            2,706            2,457

     Group equity                                                                             11,981           10,514
-------------------------------------------------------------------------------------------------------------------------
    Total                                                                               $     22,586     $     21,803
                                                                                      -----------------------------------

                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).



COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint FON Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date June 30,                                                                      2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------

Operating Activities

Net income                                                                            $    1,485       $      792
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Discontinued operation, net                                                            (675)              94
     Equity in net losses of affiliates                                                       47               25
     Depreciation and amortization                                                         1,096            1,027
     Deferred income taxes and investment tax credits                                        336               39
     Changes in assets and liabilities:
       Accounts receivable, net                                                             (130)            (315)
       Inventories and other current assets                                                   44              (54)
       Accounts payable and other current liabilities                                         15               17
       Affiliate receivables and payables, net                                              (650)            (281)
       Noncurrent assets and liabilities, net                                                 56              (31)
     Other, net                                                                              (78)             (40)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by operating activities                                                  1,546            1,273
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Investing Activities

Capital expenditures                                                                      (1,751)          (1,675)
Investments in affiliates, net                                                              (649)             (89)
Proceeds from sales of assets                                                                 51               90
Advances to the PCS Group                                                                    (86)               -
Repayments of loans from Sprint PCS                                                            -              315
Investments in broadband fixed wireless companies                                              -             (141)
Other, net                                                                                     1                5
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by continuing operations                                                    (2,434)          (1,495)
Proceeds from sale of investment in Global One                                             1,403                -
Net investing activities of discontinued operation                                             -             (168)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                     (1,031)          (1,663)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------



Financing Activities

Proceeds from long-term debt                                                                 150              378
Allocation of long-term debt to the PCS Group                                                  -             (244)
Payments on long-term debt                                                                  (669)             (15)
Dividends paid                                                                              (214)            (209)
Proceeds from common stock issued                                                            137              102
Other, net                                                                                    91                9
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by financing activities                                            (505)              21
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                   10             (369)
Cash and Equivalents at Beginning of Period                                                  104              432
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $      114       $       63
                                                                                     --- ------------- -- -------------




                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL
STATEMENTS (Unaudited)                                          Sprint FON Group


The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the FON Group's combined financial position, results of operations, cash flows and comprehensive income.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the FON Group recognized a one-time, pre-tax charge of $163 million, or 12 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

The combined FON Group financial statements, together with the combined PCS Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group are prepared on a basis that management believes is reasonable and proper and include:

     - the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     - an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     -    an allocation of corporate overhead.

The FON Group entities are commonly controlled companies. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The FON Group combined financial statements provide FON shareholders with financial information about the FON Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the stock tracking the other Group. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. As a result, the FON Group combined financial statements should be read along with Sprint's consolidated financial statements and the PCS Group's combined financial statements.

Investments in entities in which the FON Group exercises significant influence, but does not control, are accounted for using the equity method (see Note 4).

The FON Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Discontinued Operation
--------------------------------------------------------------------------------

In January 2000, Sprint reached a definitive agreement with France Telecom S.A. and Deutsche Telekom AG to sell its interest in Global One. In February 2000, Sprint received $1.1 billion in cash and was repaid $276 million for advances for its entire stake in Global One.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $66 million in the 1999 second quarter and $94 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
4. Investments
--------------------------------------------------------------------------------

At the end of June 2000, investments accounted for using the equity method consisted of the FON Group's investments in EarthLink, Call-Net and other strategic investments. Combined, unaudited, summarized financial information (100% basis) of entities accounted for using the equity method was as follows:


                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Results of operations
  Net operating revenues                      $       541       $      370        $     1,022      $        767
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net operating loss                          $       (63)      $      (53)       $      (123)     $        (85)
                                              --- ------------- -- -------------- -- ------------- --- -------------
  Net loss                                    $      (149)      $      (58)       $      (286)     $        (93)
                                              --- ------------- -- -------------- -- ------------- --- -------------
Equity in net losses of affiliates            $       (22)      $      (16)       $       (47)     $        (25)
                                              --- ------------- -- -------------- -- ------------- --- -------------


--------------------------------------------------------------------------------
5. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the FON Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Income tax expense at the
   federal statutory rate     $   466     $    505
Effect of:
   State income taxes, net
     of federal income tax         39           45
     effect
   Equity in losses of
     foreign joint ventures        17            4
   Goodwill amortization            5            -
   Other, net                      (4)           2
-------------------------------------------------------

Income tax expense            $   523     $    556
                              -------------------------

Effective income tax rate         39.2%        38.6%
                              -------------------------

--------------------------------------------------------------------------------
6. Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

In the 2000 first quarter, the FON Group exchanged 6.6 million common shares of SBC Communications, Inc. for certain notes payable. The notes had a market value of $275 million on the maturity date and $316 million at year-end 1999. The notes had an interest rate of 8.3%.

--------------------------------------------------------------------------------
7. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                           June 30,
                                             2000
-------------------------------------------------------
                                           (millions)

Beginning balance                    $      10,514
Net income                                   1,485
Dividends                                     (216)
Common stock issued                            171
Tax benefit of stock
   compensation                                172
Other, net                                    (145)
-------------------------------------------------------

Ending balance                       $      11,981
                                     ------------------

--------------------------------------------------------------------------------
8. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

FON shareholders are subject to all of the risks related to an investment in Sprint and the FON Group, including the effects of any legal proceedings and claims against the PCS Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the FON Group's combined financial statements.

--------------------------------------------------------------------------------
9. Segment Information
--------------------------------------------------------------------------------

The FON Group operates in five business segments, based on services and products: the long distance division, the local division, the product distribution and directory publishing businesses, activities to develop and deploy Sprint ION(SM) -- Integrated On-Demand Network, and other ventures.

Industry segment financial information was as follows:

-----------------------------------------------------------------------------------------------------------------------
                                                        Product                              Corporate
                             Long                     Distribution                              and          Sprint
Quarters Ended             Distance        Local      & Directory    Sprint     Other           Elim-          FON
June 30,                   Division      Division     Publishing      ION     Ventures        inations        Group
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
2000
Net operating revenues  $   2,800     $    1,421    $      462    $     2     $    16      $    (267)    $    4,434
Affiliated revenues            94             87           174          -           -           (267)            88
Operating income (loss)       435            433            68       (155)        (17)          (173)           591


1999
Net operating revenues  $   2,633     $    1,384    $      446    $     -     $     -      $    (259)    $    4,204
Affiliated revenues            51             79           179          -           -           (259)            50
Operating income (loss)       400            375            59        (81)         (4)           (13)           736
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
                                                        Product                              Corporate
                             Long                     Distribution                              and          Sprint
Year-to-Date               Distance        Local      & Directory    Sprint     Other           Elim-          FON
June 30,                   Division      Division     Publishing      ION     Ventures        inations        Group
-----------------------------------------------------------------------------------------------------------------------
                                                                  (millions)
2000
Net operating revenues  $   5,537     $    2,853    $      916    $     3     $    34      $    (512)    $    8,831
Affiliated revenues           178            179           334          -           -           (512)           179
Operating income (loss)       866            849           135       (291)        (30)          (180)         1,349


1999
Net operating revenues  $   5,193     $    2,755    $      872    $     -     $     -      $    (509)    $    8,311
Affiliated revenues           114            151           353          -           -           (509)           109
Operating income (loss)       788            738           115       (133)        (10)           (25)         1,473
-----------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
10. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The FON Group's cash paid for interest and income taxes was as follows:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $      55   $      83
                              -------------------------
Income taxes                  $     649   $     378
                              -------------------------


The FON Group's noncash activities included the following:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Debt redeemed with
   investments in equity
   securities                 $     275   $       -
                              -------------------------
Tax benefit from stock
   compensation               $     172   $      74
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      33   $      41
                              -------------------------
Stock received for stock
   options exercised          $      23   $      31
                              -------------------------


--------------------------------------------------------------------------------
11. Subsequent Event
--------------------------------------------------------------------------------

In August 2000, Sprint's Board of Directors declared dividends of 12.5 cents per share on the Sprint FON common stock and Class A common stock. Dividends will be paid September 29, 2000.

--------------------------------------------------------------------------------
12.  Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the FON Group is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on the FON Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint FON Group

--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the FON Group recognized a one-time, pre-tax charge of $163 million, or 12 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
Sprint FON Group
--------------------------------------------------------------------------------

Core Businesses

Long Distance Division

The long distance division is the nation's third-largest long distance phone company. It operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. The division mainly provides domestic and international voice, video and data communications services.

Local Division

The local division consists of regulated local phone companies serving more than
8.2 million access lines in 18 states. It provides local phone services, access by phone customers and other carriers to its local network, sales of telecommunications equipment, and long distance services within certain regional calling areas.

Product Distribution and Directory Publishing Businesses

The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

Sprint ION(SM)

Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers' demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide new competitive local service. Beginning in 2000, the Sprint ION segment includes costs to develop high-speed data services and Sprint ION services for the Multipoint Multichannel Distribution Services broadband fixed wireless platform.

Other Ventures

The "other ventures" segment includes the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for on the equity basis.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------

Net operating revenues were $4.4 billion for the 2000 second quarter, an increase of 5% from $4.2 billion for the same 1999 period. Net operating revenues for the first six months in 2000 increased 6% to $8.8 billion from $8.3 billion for the same 1999 period.

Net income was $365 million for the 2000 second quarter compared to $386 million for the same 1999 period. Net income for the first six months in 2000 was $1.5 billion compared to $792 million for the same 1999 period. Net income for the 2000 year-to-date period includes a $675 million gain related to the sale of the FON Group's interest in Global One. See Note 3 of Notes to Combined Financial Statements.

Core Businesses

The FON Group's core businesses generated improved second quarter and year-to-date net operating revenues compared to the same 1999 periods. Core businesses exclude results from Sprint ION and other ventures. Second quarter 2000 and year-to-date long distance calling volumes increased 19% and 18%, respectively, from the same 1999 periods. Access lines served by the local division increased 4.5% during the past 12 months.

Excluding the merger related charge, operating income from core operations improved 13% in the 2000 second quarter and year-to-date periods compared to the same periods a year ago.

--------------------------------------------------------------------------------
Segmental Results of Operations
--------------------------------------------------------------------------------

Long Distance Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           June 30,                             Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     2,800      $     2,633       $       167             6.3%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Interconnection                                     993              998                (5)           (0.5)%
   Operations                                          486              328               158            48.2%
   Selling, general and administrative                 649              663               (14)           (2.1)%
   Depreciation and amortization                       237              244                (7)           (2.9)%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             2,365            2,233               132             5.9%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $       435      $       400       $        35             8.8%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.5%            15.2%
                                               -- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                           June 30,                             Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $     5,537      $     5,193       $       344             6.6%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Interconnection                                   1,957            1,941                16             0.8%
   Operations                                          920              677               243            35.9%
   Selling, general and administrative               1,321            1,305                16             1.2%
   Depreciation and amortization                       473              482                (9)           (1.9)%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                             4,671            4,405               266             6.0%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating income                               $       866      $       788       $        78             9.9%
                                               -- ------------- -- -------------- -- -------------

Operating margin                                      15.6%            15.2%
                                               -- ------------- -- --------------




Net Operating Revenues

Net operating revenues increased 6% in the 2000 second quarter and 7% for the 2000 year-to-date period from the same 1999 periods. These increases mainly reflect strong data services revenue growth. Calling volumes increased 19% in the 2000 second quarter and 18% in the 2000 year-to-date period compared to the same periods a year ago, but were largely offset by a more competitive pricing environment. Future revenue and operating income growth may be impacted by the continuing pricing pressures being experienced by the long distance division.

Business Market

Business and data market revenues increased 8% in the 2000 second quarter and 10% for the 2000 year-to-date period from the same 1999 periods. Data services showed strong growth because of continued demand and an increased use of the Internet.

Residential Market

Residential market revenues increased 3% in the 2000 second quarter and remained flat for the 2000 year-to-date period compared to the same 1999 periods due to strong volume growth in residential long distance calls largely offset by lower calling card usage and more competitive pricing in the international markets. Domestic residential calling volumes increased in both the 2000 second quarter and year-to-date periods from the same 1999 periods, but were partly offset by price reductions. Additionally, revenues for the 2000 year-to-date period were partly offset by the loss of a major Local Exchange Carrier calling card contract. However, Sprint has entered into another calling card contract that will partially replace the lost revenues. Residential market revenues have benefited from the success of bundled services sales by the local division. Revenue growth from customers within Sprint's local territories has mitigated the erosion of revenues from other customers.

Wholesale Market

Wholesale market revenues increased 4% in the 2000 second quarter and 6% in the 2000 year-to-date period from the same 1999 periods. These increases are largely due to the sales of capacity on transoceanic cable in the 2000 first and second quarters. Additional increases are primarily due to growth in private line and toll free services offset by declining international voice revenues.

Interconnection Costs

Interconnection costs consist of amounts paid to local phone companies, other domestic service providers and foreign phone companies to complete calls made by the division's domestic customers. These costs decreased 1% in the 2000 second quarter from the same 1999 period due to reductions in per-minute international access costs as well as domestic access costs, largely offset by increased calling volumes and costs related to growth in non-minute driven revenues. These costs increased 1% in the 2000 year-to-date period from the same 1999 period reflecting increased calling volumes and costs related to growth in non-minute driven revenues, largely offset by reductions in per-minute costs for both domestic and international access. The domestic rate reductions were generally due to FCC-mandated access rate reductions that took effect in July 1999. Lower international per-minute costs reflect continued competition. Sprint expects government deregulation and competitive pressures to add to the trend of declining unit costs for international interconnection. Interconnection costs were 35.5% of net operating revenues in the 2000 second quarter and 35.3% in the 2000 year-to-date period compared to 37.9% and 37.4% for the same periods a year ago.

Operations Expense

Operations expense includes costs to operate and maintain the long distance network and costs of equipment and transmission capacity sales. It also includes costs to provide operator, public payphone and video teleconferencing services as well as telecommunications services for the hearing-impaired. Operations expense increased 48% in the 2000 second quarter and 36% in the 2000 year-to-date period from the same 1999 periods. These increases are mainly due to the sales of capacity on transoceanic cable in 2000 and lower product costs in the second quarter a year ago. Operations expense was 17.4% of net operating revenues in the 2000 second quarter and 16.6% in the 2000 year-to-date period compared to 12.5% and 13.0% for the same periods a year ago.

Selling, General and Administrative Expense

Selling, general and administrative (SG&A) expense decreased 2% in the 2000 second quarter from the same 1999 period due to strong emphasis on cost control, partly offset by increased marketing and promotions in the business market. SG&A expense increased 1% in the 2000 year-to-date period from the same 1999 period mainly reflecting increased marketing and promotions in the business market. SG&A expense was 23.1% of net operating revenues in the 2000 second quarter and 23.9% in the 2000 year-to-date period compared to 25.1% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense decreased 3% in the 2000 second quarter and 2% in the 2000 year-to-date period from the same periods a year ago. These decreases were generally due to an adjustment to increase the depreciable lives of certain assets, largely offset by an increased asset base. Depreciation and amortization expense was 8.5% of net operating revenues in the 2000 second quarter and 8.6% in the 2000 year-to-date period compared to 9.3% for the same periods a year ago.

Local Division

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           June 30,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      1,421      $     1,384       $        37             2.7%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      455              470               (15)           (3.2)%
   Selling, general and administrative                 252              274               (22)           (8.0)%
   Depreciation and amortization                       281              265                16             6.0%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               988            1,009               (21)           (2.1)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        433      $       375       $        58            15.5%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      30.5%            27.1%
                                              --- ------------- -- --------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                           June 30,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $      2,853      $     2,755       $        98             3.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      922              943               (21)           (2.2)%
   Selling, general and administrative                 522              549               (27)           (4.9)%
   Depreciation and amortization                       560              525                35             6.7%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                             2,004            2,017               (13)           (0.6)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        849      $       738       $       111            15.0%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      29.8%            26.8%
                                              --- ------------- -- --------------


Net Operating Revenues

Sprint's local division sold a customer service and telemarketing organization to the PCS Group at the beginning of the 2000 second quarter. For comparative purposes, the following discussion assumes the sale occurred at the beginning of 1999. Adjusting for this sale, operating margins would have been 30.0% for the 2000 year-to-date period, 27.4% for the 1999 second quarter and 27.1% for the 1999 year-to-date period.

Net operating revenues increased 4% in the 2000 second quarter and year-to-date periods from the same 1999 periods. These increases mainly reflect increased sales of network-based services such as Caller ID and Call Waiting and steady customer access line growth. Sales of network-based services increased due to strong demand for bundled services which combine local service, network-based features and long distance calling. The local division ended the 2000 second quarter with over 8.2 million switched access lines, a 4.5% increase during the past 12 months. On a voice-grade equivalent basis, which includes both traditional switched services and high capacity lines, access lines grew 17% during the past 12 months. This growth reflects many business customers switching from individual lines to high capacity dedicated circuits.

Local Service Revenues

Local service revenues, derived from local exchange services, grew 5% in the 2000 second quarter and 7% in the 2000 year-to-date period from the same 1999 periods because of strong demand for bundled services and customer access line growth. Revenue growth also reflects increased sales of data products and revenues from maintaining customer wiring and equipment.

Network Access Revenues

Network access revenues, derived from long distance phone companies using the local network to complete calls, increased 9% in the 2000 second quarter and 8% in the 2000 year-to-date period from the same 1999 periods. The 2000 second quarter and year-to-date revenues reflect a 7% and 8% respective increase in minutes of use, increased special access services and the continued implementation of local number portability charges. These increases were partly offset by FCC-mandated access rate reductions.

Toll Service Revenues

Toll service revenues are mainly derived from providing long distance services within specified regional calling areas, or LATAs, that are beyond the local calling area. These revenues decreased 19% in the 2000 second quarter and 21% in the 2000 year-to-date period from the same 1999 periods, reflecting increased competition, which is expected to continue, in the intraLATA long distance market. These decreases also reflect the success of sales of bundled services which shift intraLATA customers to Sprint's long distance division. Despite the losses realized by the local division, Sprint's overall intraLATA long distance market share in the local division's territories has remained steady at approximately 65% from the 1999 second quarter to the 2000 second quarter.

Other Revenues

Other revenues decreased 7% in the 2000 second quarter and 10% in the 2000 year-to-date period from the same 1999 periods mainly due to a decrease in equipment sales as a result of a planned shift in focus to selling only higher margin products.

Costs of Services and Products

Costs of services and products include costs to operate and maintain the local network and costs of equipment sales. These costs decreased 1% in the 2000 second quarter and 2% in the 2000 year-to-date period compared to the same 1999 periods due to a decline in equipment sales and the success of cost control initiatives. Costs of services and products was 32.0% of net operating revenues in the 2000 second quarter and 32.1% in the 2000 year-to-date period compared to 33.6% and 34.0% for the same periods a year ago.

Selling, General and Administrative Expense

SG&A expense decreased 6% in the 2000 second quarter and 4% in the 2000 year-to-date period compared to the same 1999 periods. These decreases are mainly due to continued emphasis on cost control, partly offset by increased customer service costs related to customer access line growth. SG&A expense was 17.8% of net operating revenues in the 2000 second quarter and 18.2% in the 2000 year-to-date period compared to 19.7% for the same periods a year ago.

Depreciation and Amortization Expense

Depreciation and amortization expense increased 6% in the 2000 second quarter and 7% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased capital expenditures in switching and transport technologies which have shorter asset lives. Depreciation and amortization expense was 19.7% of net operating revenues in the 2000 second quarter and year-to-date periods compared to 19.3% and 19.2% for the same periods a year ago.

Product Distribution and Directory Publishing Businesses

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           June 30,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        462      $       446       $      16               3.6%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      359              351               8               2.3%
   Selling, general and administrative                  31               31               -                -
   Depreciation and amortization                         4                5              (1)            (20.0)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               394              387               7               1.8%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $         68      $        59       $       9              15.3%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      14.7%            13.2%
                                              --- ------------- -- --------------

                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                           June 30,                             Variance
                                              -----------------------------------    -------------------------------
                                                    2000              1999                $               %
--------------------------------------------- ----------------- ----------------- -- ------------- -----------------
                                                                  (millions)
Net operating revenues                        $        916      $       872       $      44               5.0%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                      710              685              25               3.6%
   Selling, general and administrative                  63               63               -                -
   Depreciation and amortization                         8                9              (1)            (11.1)%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Total operating expenses                               781              757              24               3.2%
--------------------------------------------- --- ------------- -- -------------- -- -------------

Operating income                              $        135      $       115       $      20              17.4%
                                              --- ------------- -- -------------- -- -------------

Operating margin                                      14.7%            13.2%
                                              --- ------------- -- --------------


Net operating revenues increased 4% in the 2000 second quarter and 5% in the 2000 year-to-date period compared to the same 1999 periods. Nonaffiliated revenues accounted for approximately 60% of revenues in both the 2000 and 1999 second quarters and year-to-date periods. Nonaffiliated revenues increased 8% in the 2000 second quarter and 12% in the 2000 year-to-date period compared to the same 1999 periods, but were partly offset by a decrease in product sales to affiliates. These increases in nonaffiliated revenues are mainly due to the expansion of certain existing sales contracts. The change in the mix of the local division's capital program to more electronics and software, which is more frequently purchased directly from manufacturers, caused the decline in affiliate sales.

Operating expenses increased 2% in the 2000 second quarter and 3% in the 2000 year-to-date period compared to the same 1999 periods reflecting increased costs of services and products related to the increased volume of equipment sales.

Sprint ION(SM)

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $         2       $        -        $         3      $          -
                                              --- ------------- -- -------------- -- ------------- --- -------------
Total operating expenses                              157               81                294               133
                                              --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $      (155)      $      (81)       $      (291)     $       (133)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Operating expenses for Sprint ION in the 2000 second quarter and year-to-date periods reflect continued development and deployment activities including costs for network research and testing, systems and operations development, product development, and advertising associated with market launches. Depreciation and amortization expense increased $23 million in the 2000 second quarter and $43 million in the 2000 year-to-date period from $7 million and $13 million for the same periods a year ago due to a rapidly increasing asset base.

Other Ventures

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Net operating revenues                        $        16       $        -        $        34      $          -
                                              --- ------------- -- -------------- -- ------------- --- -------------
Total operating expenses                               33                4                 64                10
                                              --- ------------- -- -------------- -- ------------- --- -------------
Operating loss                                $       (17)      $       (4)       $       (30)     $        (10)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Equity in losses of affiliates                $       (27)      $      (16)       $       (64)     $        (31)
                                              --- ------------- -- -------------- -- ------------- --- -------------

This segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies acquired in the second half of 1999.

The increase in equity in losses of affiliates reflects increased losses from Call-Net. The 2000 year-to-date Call-Net losses include a restructuring charge in the 2000 first quarter.

--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense, Net

The FON Group's effective interest rate on long-term debt was 7.3% in the 2000 second quarter, 7.4% in the 2000 year-to-date period, and 8.0% in the 1999 second quarter and year-to-date periods. The decrease mainly reflects increased borrowings with lower interest rates.

Interest costs on short-term borrowings classified as long-term debt, intergroup borrowings, deferred compensation plans and customer deposits have been excluded so as not to distort the effective interest rate on long-term debt.

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The difference between Sprint's actual interest rates and the rates charged to the PCS Group is reflected as a reduction in the FON Group's interest expense. These reductions, which totaled $46 million in the 2000 second quarter, $91 million in the 2000 year-to-date period, $37 million in the 1999 second quarter and $67 million in the 1999 year-to-date period, have also been excluded in computing the effective interest rates above.

Other Income, Net

Other income consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         9       $        9        $        20      $         18
Equity in net losses of affiliates                    (22)             (16)               (47)              (25)
Gain on sale of directory publishing
   operation                                           45                -                 45                 -
Net gains (losses) from investments                    (3)              35                 23                35
Other, net                                             (2)              19                 (7)               28
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        27       $       47        $        34      $         56
                                              --- ------------- -- -------------- -- ------------- --- -------------

During the 2000 second quarter, the FON Group sold a directory publishing operation that was not affiliated with its local territories.

Income Taxes

See Note 5 of Condensed Notes to Combined Financial Statements for information about the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Discontinued Operation, Net

In February 2000, Sprint sold its interest in Global One to France Telecom S.A. and Deutsche Telekom AG. As a result of Sprint's sale of its interest in Global One, the FON Group's gain on sale and its equity share of the results of Global One have been reported as a discontinued operation for all periods presented.

The FON Group recorded an after-tax gain related to the sale of Sprint's interest in Global One of $675 million in the first quarter of 2000. The FON Group recorded after-tax losses related to its share of losses from Global One of $66 million in the second quarter of 1999 and $94 million in the 1999 year-to-date period.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                           June 30,      December 31,
                             2000            1999
------------------------------------------------------
                                 (millions)
Combined assets       $      22,586    $    21,803
                      --------------------------------


The FON Group's combined assets increased $783 million in the 2000 year-to-date period. Net property, plant and equipment increased $606 million reflecting capital expenditures to support the core long distance and local network enhancements, and Sprint ION development and hardware deployment. Investments in affiliates and other assets increased $509 million mainly reflecting capital contributions to the FON Group's equity method investees, partly offset by equity in net losses of those affiliates. Offsetting decreases in the FON Group's combined assets primarily reflect the cash from the sale of the net assets of the Global One discontinued operation used to repay debt. The FON Group's assets also decreased due to the exchange of investments in equity securities for certain notes payable. See "Liquidity and Capital Resources" for more information about changes in the FON Group's Combined Balance Sheets.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by operating
   activities          $    1,546     $      1,273
                       -------------------------------


Operating cash flows increased $273 million mainly reflecting changes in cash flows related to income taxes.

Investing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (1,031)    $     (1,663)
                       -------------------------------


In February 2000, the FON Group received $1.4 billion from the sale of its investment in Global One.

Capital expenditures totaled $1.8 billion in the 2000 year-to-date period and $1.7 billion in the same 1999 period. Long distance capital expenditures were incurred mainly to enhance network reliability, meet increased demand for data-related services and upgrade capabilities for providing new products and services. The local division incurred capital expenditures to accommodate access line growth and expand capabilities for providing enhanced services. Sprint ION capital expenditures were incurred for development and hardware deployment.

Cash flows for the 1999 year-to-date period also include the repayment of loans made to Sprint PCS prior to the Sprint restructuring.

"Investments in affiliates, net" consisted of FON Group's investments in EarthLink and other affiliates accounted for using the equity method.

Financing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by
   financing
   activities          $     (505)    $         21
                       -------------------------------


Financing activities in the 2000 year-to-date period mainly reflect net payments on borrowings totaling $519 million compared to net borrowings of $119 million in the same 1999 period.

The FON Group paid cash dividends of $214 million in the 2000 year-to-date period compared to $209 million in the same 1999 period.

Capital Requirements

The FON Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to require cash of $4.6 to $5.0 billion. FON Group capital expenditures are expected to range between $4.0 and $4.3 billion in 2000. The long distance and local divisions will require the majority of this total. Including the investments in broadband fixed wireless facilities, Sprint ION is expected to require $900 million to $1 billion for capital expenditures in 2000. Investments in affiliates are expected to require cash of $600 to $700 million. Dividend payments are expected to total $435 million.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. Sprint expects the FON Group to continue to make significant payments to the PCS Group under this agreement because of expected PCS Group operating losses.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.

                                   Annex III



                                Sprint PCS Group
                        Combined Financial Information



COMBINED STATEMENTS OF OPERATIONS (Unaudited)                                                      Sprint PCS Group
(millions, except per share data)
--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Operating Revenues                        $       1,460     $        736      $      2,637     $       1,340
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Expenses
   Costs of services and products                       976              687             1,879             1,404
   Selling, general and administrative                  473              387               928               752
   Depreciation and amortization                        456              370               877               719
   Merger related costs                                  24                -                24                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

   Total operating expenses                           1,929            1,444             3,708             2,875
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Operating Loss                                         (469)            (708)           (1,071)           (1,535)

Interest expense                                       (224)            (170)             (444)             (321)
Other income (expense), net                              (9)               4                17                30
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before income taxes and extraordinary
   items                                               (702)            (874)           (1,498)           (1,826)

Income tax benefit                                      246              319               532               666
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Loss before Extraordinary Items                        (456)            (555)             (966)           (1,160)
Extraordinary items, net                                  -                -                (3)              (21)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Net Loss                                               (456)            (555)             (969)           (1,181)
Preferred stock dividends                                (3)              (3)               (7)               (7)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Loss applicable to common stock               $        (459)    $       (558)     $       (976)    $      (1,188)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic and Diluted Loss per
   Common Share(1)
   Continuing operations                      $       (0.48)    $      (0.61)     $      (1.02)    $       (1.31)
   Extraordinary items                                    -                -                 -             (0.02)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Total                                         $       (0.48)    $      (0.61)     $      (1.02)    $       (1.33)
                                              --- ------------- -- -------------- -- ------------- --- -------------

Basic and diluted weighted average common
   shares(1)                                          962.8            920.0             959.5             891.9
                                              --- ------------- -- -------------- -- ------------- --- -------------

(1) In the 2000 first quarter, Sprint effected a two-for-one stock split of its PCS common stock. As a result, 1999 basic and diluted loss per common share and weighted average common shares have been restated.













                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).



COMBINED STATEMENTS OF COMPREHENSIVE LOSS (Unaudited)                                              Sprint PCS Group
(millions)

--------------------------------------------- ----------------------------------- ----------------------------------
                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
--------------------------------------------- ----------------------------------- ----------------------------------
                                                    2000              1999             2000              1999
--------------------------------------------- ----------------- ----------------- ---------------- -----------------

Net Loss                                      $     (456)       $    (555)        $      (969)     $     (1,181)
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Other Comprehensive Income

Unrealized holding gains on securities                 -                -                   3                 -
Income tax expense                                     -                -                  (1)                -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
Net unrealized holding gains on securities             -                -                   2                 -
Foreign currency translation adjustments               3                -                   3                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total other comprehensive income                       3                -                   5                 -
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Comprehensive Loss                            $     (453)       $    (555)        $      (964)     $     (1,181)
                                              --- ------------- -- -------------- -- ------------- --- -------------








































                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).



COMBINED BALANCE SHEETS                                                                                Sprint PCS Group
(millions)
-------------------------------------------------------------------------------------------------------------------------
                                                                                          June 30,       December 31,
                                                                                            2000             1999
-------------------------------------------------------------------------------------------------------------------------
                                                                                        (Unaudited)
Assets
    Current assets
      Cash and equivalents                                                             $         85      $         16
      Accounts receivable, net of allowance for doubtful
        accounts of $76 and $57                                                                 680               572
      Inventories                                                                               326               336
      Prepaid expenses                                                                          114                89
      Current tax benefit receivable from the FON Group                                           -               293
      Other                                                                                       -                 9
-------------------------------------------------------------------------------------------------------------------------
      Total current assets                                                                    1,205             1,315

    Property, plant and equipment
      Network equipment                                                                       6,053             5,817
      Construction work in progress                                                           2,058             1,692
      Buildings and leasehold improvements                                                    1,834             1,235
      Other                                                                                     734               667
-------------------------------------------------------------------------------------------------------------------------
      Total property, plant and equipment                                                    10,679             9,411
      Accumulated depreciation                                                               (2,006)           (1,415)
-------------------------------------------------------------------------------------------------------------------------
      Net property, plant and equipment                                                       8,673             7,996

    Investment in affiliate                                                                     189                 -

    Intangible assets
      Goodwill                                                                                4,531             4,522
      PCS licenses                                                                            3,058             3,060
      Customer base                                                                             735               726
      Microwave relocation costs                                                                404               377
      Other                                                                                      45                54
-------------------------------------------------------------------------------------------------------------------------
      Total intangible assets                                                                 8,773             8,739
      Accumulated amortization                                                                 (812)             (551)
-------------------------------------------------------------------------------------------------------------------------
      Net intangible assets                                                                   7,961             8,188

    Other                                                                                       420               425
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                              $     18,448      $     17,924
                                                                                      -----------------------------------

Liabilities and Group Equity
    Current liabilities
       Current maturities of long-term debt                                             $         62     $        185
       Accounts payable                                                                          553              450
       Construction obligations                                                                  834            1,039
       Accrued taxes                                                                             166              130
       Accrued interest                                                                          120              120
       Payables to the FON Group                                                                 510              136
       Other                                                                                     538              518
-------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                               2,783            2,578

    Long-term debt and capital lease obligations                                              12,473           11,304

    Deferred credits and other liabilities
       Deferred income taxes                                                                     352              582
       Other                                                                                     183              140
-------------------------------------------------------------------------------------------------------------------------
      Total deferred credits and other liabilities                                               535              722

    Group equity                                                                               2,657            3,320
-------------------------------------------------------------------------------------------------------------------------

    Total                                                                               $     18,448     $     17,924
                                                                                      -----------------------------------

                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).




COMBINED STATEMENTS OF CASH FLOWS (Unaudited)                                                         Sprint PCS Group
(millions)
------------------------------------------------------------------ ----------------- ----------------- ----------------
Year-to-Date June 30,                                                                      2000             1999
------------------------------------------------------------------ ----------------- ----------------- ----------------


Operating Activities

Net loss                                                                              $     (969)      $   (1,181)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
     Depreciation and amortization                                                           877              719
     Deferred income taxes                                                                  (232)             (54)
     Extraordinary items, net                                                                  3               21
     Changes in assets and liabilities:
         Accounts receivable, net                                                           (102)            (125)
         Inventories and other current assets                                                (15)             (98)
         Accounts payable and other current liabilities                                      102              (11)
         Current tax benefit receivable from the FON Group                                   293             (231)
         Receivables from and payables to the FON Group, net                                 357              281
         Noncurrent assets and liabilities, net                                               44                3
     Other, net                                                                                5               (5)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided (used) by operating activities                                             363             (681)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Investing Activities

Capital expenditures                                                                      (1,435)            (961)
Investment in affiliate                                                                     (200)               -
Proceeds from sale of assets                                                                 166                -
Advances to the FON Group                                                                      -             (541)
Other, net                                                                                     2              (84)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash used by investing activities                                                     (1,467)          (1,586)
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------


Financing Activities

Proceeds from long-term debt                                                               1,408            3,930
Payments on long-term debt                                                                  (381)          (2,646)
Dividends paid                                                                                (7)              (7)
Proceeds from common stock issued                                                             66              843
Advances from the FON Group                                                                   86                -
Other, net                                                                                     1               14
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------
Net cash provided by financing activities                                                  1,173            2,134
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Increase (Decrease) in Cash and Equivalents                                                   69             (133)
Cash and Equivalents at Beginning of Period                                                   16              173
------------------------------------------------------------------ --- ------------- --- ------------- -- -------------

Cash and Equivalents at End of Period                                                 $       85       $       40
                                                                                     --- ------------- -- -------------












                            See accompanying Condensed Notes to Combined Financial Statements (Unaudited).

CONDENSED NOTES TO COMBINED FINANCIAL
STATEMENTS (Unaudited)                                          Sprint PCS Group

The information in this Form 10-Q has been prepared according to Securities and Exchange Commission (SEC) rules and regulations. In our opinion, the combined interim financial statements reflect all adjustments, consisting only of normal recurring accruals, needed to fairly present the PCS Group's combined financial position, results of operations, cash flows and comprehensive loss.

Certain information and footnote disclosures normally included in combined financial statements prepared according to accounting principles generally accepted in the United States have been condensed or omitted. As a result, you should read these financial statements along with Sprint Corporation's 1999 Form 10-K. Operating results for the 2000 year-to-date period do not necessarily represent the results that may be expected for the year ending December 31, 2000.

--------------------------------------------------------------------------------
1. Merger Termination
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the PCS Group recognized a one-time, pre-tax charge of $24 million, or 2 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
2. Basis of Combination and Presentation
--------------------------------------------------------------------------------

The PCS stock is intended to reflect the performance of Sprint's wireless PCS operations. The FON stock is intended to reflect the performance of all of Sprint's other operations.

The combined PCS Group financial statements, together with the combined FON Group financial statements, include all the accounts in Sprint's consolidated financial statements. The combined financial statements for each Group are prepared on a basis that management believes is reasonable and proper and include:

     - the combined historical balance sheets, results of operations and cash flows for each of the Groups, with all significant intragroup amounts and transactions eliminated,

     - an allocation of Sprint's debt, including the related effects on results of operations and cash flows, and

     -    an allocation of corporate overhead.

The PCS Group entities are commonly controlled companies and are wholly owned by Sprint. Transactions between the PCS Group and the FON Group have not been eliminated in the combined financial statements of either Group.

The PCS Group combined financial statements provide PCS shareholders with financial information about the PCS Group operations. Investors in FON stock and PCS stock are Sprint shareholders and are subject to risks related to all of Sprint's businesses, assets and liabilities. Sprint retains ownership and control of the assets and operations of each Group. Financial effects of either Group that affect Sprint's results of operations or financial condition could affect the results of operations or financial position of the other Group or the market price of the stock tracking the other Group. Net losses of either Group, and dividends or distributions on, or repurchases of, PCS stock or FON stock, will reduce Sprint funds legally available for dividends on both FON stock and PCS stock. As a result, the PCS Group combined financial statements should be read along with Sprint's consolidated financial statements and the FON Group's combined financial statements.

Investments in entities in which the PCS Group exercises significant influence, but does not control, are accounted for using the equity method (see Note 3).

The PCS Group combined financial statements are prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Certain prior-year amounts have been reclassified to conform to the current-year presentation. These reclassifications had no effect on the results of operations or group equity as previously reported.

--------------------------------------------------------------------------------
3. Investment
--------------------------------------------------------------------------------

During the 2000 second quarter, the PCS Group purchased an investment in Pegaso Telecomunicaciones, S.A. de C.V., a wireless PCS operation in Mexico. The PCS Group accounts for this investment using the equity method. Unaudited, summarized financial information (100% basis) from the inception of the investment to date was as follows:

                                     Inception-to-Date
                                         June 30,
                                           2000
-------------------------------------------------------
                                        (millions)
Results of operations
   Net operating revenues            $        22
                                     ------------------
   Operating loss                    $       (44)
                                     ------------------
   Net loss                          $       (76)
                                     ------------------
Equity in net loss of affiliate      $       (14)
                                     ------------------


--------------------------------------------------------------------------------
4. Income Taxes
--------------------------------------------------------------------------------

The differences that caused the PCS Group's effective income tax rates to vary from the 35% federal statutory rate for income taxes related to continuing operations were as follows:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Income tax benefit at the
   federal statutory rate     $  (524)    $    (639)
Effect of:
   State income taxes, net
     of federal income tax        (33)          (40)
     effect
   Equity in loss of foreign
     affiliate                      6             -
   Goodwill amortization           19            15
   Other, net                       -            (2)
-------------------------------------------------------

Income tax benefit            $  (532)    $    (666)
                              -------------------------

Effective income tax rate         35.5%        36.5%
                              -------------------------


--------------------------------------------------------------------------------
5.  Long-term Debt and Capital Lease Obligations
--------------------------------------------------------------------------------

During the 2000 year-to-date period, Sprint allocated to the PCS Group $1.25 billion of debt consisting of notes with 2-year maturities. These notes have interest rates ranging from 9.2% to 9.3%, which are based on rates the PCS Group would have been able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guarantee by Sprint or any member of the FON Group.

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
6. Group Equity
--------------------------------------------------------------------------------

                                         Year-to-Date
                                           June 30,
                                             2000
-------------------------------------------------------
                                          (millions)
Beginning balance                    $       3,320
Net loss                                      (969)
Dividends                                       (7)
Common stock issued                            107
Tax benefit of stock
   compensation                                113
Other, net                                      93
-------------------------------------------------------

Ending balance                       $       2,657
                                     ------------------


--------------------------------------------------------------------------------
7. Litigation, Claims and Assessments
--------------------------------------------------------------------------------

PCS shareholders are subject to all of the risks related to an investment in Sprint and the PCS Group, including the effects of any legal proceedings and claims against the FON Group.

Various suits arising in the ordinary course of business are pending against Sprint. Management cannot predict the final outcome of these actions but believes they will not be material to the PCS Group's combined financial statements.

--------------------------------------------------------------------------------
8. Supplemental Cash Flows Information
--------------------------------------------------------------------------------

The PCS Group's cash paid (received) for interest and income taxes was as follows:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Interest (net of capitalized
   interest)                  $     424   $     273
                              -------------------------
Income taxes                  $  (1,064)  $    (397)
                              -------------------------

The PCS Group's noncash activities included the following:

                                    Year-to-Date
                                      June 30,
                              -------------------------
                                  2000         1999
-------------------------------------------------------
                                     (millions)
Tax benefit from stock
   compensation               $     113   $       -
                              -------------------------
Common stock issued under
   employee stock benefit
   plans                      $      69   $       -
                              -------------------------
Stock received for stock
   options exercised          $      21   $       -
                              -------------------------
Common stock issued for Cox
   PCS acquisition            $       -   $   1,146
                              -------------------------
Capital lease obligations     $       -   $      46
                              -------------------------

--------------------------------------------------------------------------------
9.  Recently Issued Accounting Pronouncement
--------------------------------------------------------------------------------

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In June 2000, the SEC issued an amendment to SAB 101 which delayed the effective date for registrants with fiscal years that begin after December 15, 1999. The effective date for Sprint will be for the quarter ending December 31, 2000. The deferral of telecommunication service activation fees and certain related costs are specifically addressed in SAB 101 and the PCS Group is in the process of determining the impact of SAB 101 on its financial statements. Based on a preliminary analysis, SAB 101 is not expected to have a material impact on the PCS Group's combined financial statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   Sprint PCS Group

--------------------------------------------------------------------------------
Recent Developments
--------------------------------------------------------------------------------

On July 13, 2000, Sprint and WorldCom, Inc. announced that the boards of directors of both companies terminated their merger agreement, previously announced in October 1999, as a result of regulatory opposition to the merger.

In the 2000 second quarter, the PCS Group recognized a one-time pre-tax charge of $24 million, or 2 cents per share, for costs associated with the terminated merger.

--------------------------------------------------------------------------------
Sprint PCS Group
--------------------------------------------------------------------------------

The PCS Group includes Sprint's wireless PCS operations. It operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide using a single frequency and a single technology. At the end of June 2000, the PCS Group operated PCS systems in more than 300 metropolitan markets, including the 50 largest U.S. metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The service offered by the PCS Group and its affiliates now reaches more than 205 million people. The PCS Group provides nationwide service through:

     -    operating its own digital network in major U.S. metropolitan areas,

     - affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     -    roaming  on  other   providers'   analog   cellular   networks   using
          dual-band/dual-mode handsets, and

     - roaming on other providers' digital PCS networks that use code division multiple access.

The PCS Group also includes its recent investment in Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless PCS operation in Mexico. This investment is accounted for on the equity basis.

The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the remaining quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season; the timing of new products and service introductions; and aggressive marketing and sales promotions.

--------------------------------------------------------------------------------
Results of Operations
--------------------------------------------------------------------------------


                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                        Quarters Ended
                                                           June 30,                             Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $    1,460       $      736        $       724            98.4%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                     976              687                289            42.1%
   Selling, general and administrative                473              387                 86            22.2%
   Depreciation and amortization                      456              370                 86            23.2%
   Merger related costs                                24                -                 24              NM
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                            1,929            1,444                485            33.6%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $     (469)      $     (708)       $       239            33.8%
                                               -- ------------- -- -------------- -- -------------

Operating income (loss) before depreciation
   and amortization and merger related costs   $       11       $     (338)       $       349             NM
                                               -- ------------- -- -------------- -- -------------

NM = Not meaningful



                                                                    Selected Operating Results
                                               ---------------------------------------------------------------------
                                                         Year-to-Date
                                                           June 30,                             Variance
                                               ----------------------------------    -------------------------------
                                                    2000              1999                $               %
---------------------------------------------- ---------------- ----------------- -- ------------- -----------------
                                                                   (millions)
Net operating revenues                         $    2,637       $    1,340        $     1,297            96.8%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating expenses
   Costs of services and products                   1,879            1,404                475            33.8%
   Selling, general and administrative                928              752                176            23.4%
   Depreciation and amortization                      877              719                158            22.0%
   Merger related costs                                24                -                 24              NM
---------------------------------------------- -- ------------- -- -------------- -- -------------

Total operating expenses                            3,708            2,875                833            29.0%
---------------------------------------------- -- ------------- -- -------------- -- -------------

Operating loss                                 $   (1,071)      $   (1,535)       $       464            30.2%
                                               -- ------------- -- -------------- -- -------------

Operating loss before depreciation and
   amortization and merger related costs       $     (170)      $     (816)       $       646            79.2%
                                               -- ------------- -- -------------- -- -------------

NM = Not meaningful


The PCS Group markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Equipment sales to one retail chain and the subsequent service revenues generated by sales to its customers accounted for 25% of net operating revenues in the 2000 second quarter and year-to-date period. These revenues were 30% of net operating revenues in the 1999 second quarter and 29% in the 1999 year-to-date period.

Net Operating Revenues

Net operating revenues include subscriber revenues and sales of handsets and accessory equipment. Subscriber revenues consist of monthly recurring charges and usage charges. Subscriber revenues increased 106% in the 2000 second quarter and 109% in the 2000 year-to-date period from the same 1999 periods mainly reflecting an increase in the average number of customers. The PCS Group added 883,000 customers in the 2000 second quarter, 1.7 million customers in the 2000 year-to-date period and ended the quarter with over 7.4 million customers in more than 300 metropolitan markets nationwide. Average monthly service revenue per user (ARPU) was $58 for the 2000 second quarter and $56 for the 2000 year-to-date period compared to $54 in the 1999 second quarter and $53 in the 1999 year-to-date period. The increase in ARPU was partly due to the implementation of activation charges in the 2000 second quarter.

Customer churn rates have improved from the 1999 second quarter and year-to-date period and are currently in the mid-2% range. The improvements reflect increased services and the success of several customer retention initiatives.

Revenues from sales of handsets and accessories were approximately 15% of net operating revenues in the 2000 second quarter and year-to-date periods. These revenues were approximately 20% of the 1999 second quarter and year-to-date net operating revenues. As part of the PCS Group's marketing plans, handsets are normally sold at prices below the PCS Group's cost.

Operating Expenses

Costs of services and products mainly include handset and accessory costs, switch and cell site expenses and other network-related costs. These costs increased 42% in the 2000 second quarter and 34% in the 2000 year-to-date period from the same 1999 periods reflecting the significant growth in customers and expanded market coverage, partly offset by a reduction in handset unit costs.

Selling, general and administrative (SG&A) expense mainly includes marketing costs to promote products and services as well as salary and benefit costs. SG&A expense increased 22% in the 2000 second quarter and 23% in the 2000 year-to-date period from the same 1999 periods reflecting an expanded workforce to support subscriber growth and increased marketing and selling costs.

Acquisition costs per gross customer addition, including equipment subsidies and marketing costs, have improved approximately 20% in the 2000 second quarter and year-to-date period from the same 1999 periods. Lower handset unit costs and scale benefits from greater customer additions have contributed to the improvement.

Cash costs per user (CCPU) consists of costs of service revenues, service delivery and other general and administrative costs. CCPU decreased more than 25% in the 2000 second quarter and nearly 30% in the 2000 year-to-date period from the same 1999 periods. The improvements reflect successful expense management and scale benefits resulting from the increased customer base.

Depreciation and amortization expense consists mainly of depreciation of network assets and amortization of intangible assets. The intangible assets include goodwill, PCS licenses, customer base, microwave relocation costs and assembled workforce, which are being amortized over 30 months to 40 years.

Depreciation and amortization expense increased 23% in the 2000 second quarter and 22% in the 2000 year-to-date period from the same 1999 periods mainly reflecting depreciation of the network assets placed in service during 2000 and 1999. It also reflects amortization of intangible assets acquired in the Cox PCS purchase in the 1999 second quarter.
--------------------------------------------------------------------------------
Nonoperating Items
--------------------------------------------------------------------------------

Interest Expense

The PCS Group's effective interest rate on long-term debt was 8.6% for all periods. Interest costs on short-term borrowings classified as long-term debt and intergroup borrowings have been excluded so as not to distort the PCS Group's effective interest rate on long-term debt.

Interest expense on borrowings incurred by Sprint and allocated to the PCS Group is based on rates the PCS Group would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint or any member of the FON Group. The PCS Group's interest expense includes interest costs resulting from the difference between Sprint's actual interest rates and the rates charged to the PCS Group. The costs resulting from this difference totaled $46 million in the 2000 second quarter, $91 million in the 2000 year-to-date period, $37 million in the 1999 second quarter and $67 million in the 1999 year-to-date period, and are reflected in the effective interest rates above.

Other Income (Expense), Net

Other income (expense) consisted of the following:

                                                        Quarters Ended                      Year-to-Date
                                                           June 30,                           June 30,
                                              ----------------------------------- ----------------------------------
                                                      2000             1999              2000              1999
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------
                                                                           (millions)
Dividend and interest income                  $         -       $        -        $         -      $          3
Equity in net loss of affiliate                       (14)               -                (14)                -
Gains on sales of assets                                6                -                 34                 -
Minority interest for Cox PCS                           -                -                  -                20
Other, net                                             (1)               4                 (3)                7
--------------------------------------------- --- ------------- -- -------------- -- ------------- --- -------------

Total                                         $        (9)      $        4        $        17      $         30
                                              --- ------------- -- -------------- -- ------------- --- -------------


Gains on sales of assets reflect the sales of certain customers and associated network infrastructure during 2000.

Income Taxes

See Note 4 of Condensed Notes to Combined Financial Statements for the differences that caused the effective income tax rates to vary from the federal statutory rate for income taxes related to continuing operations.

Extraordinary Items, Net

In the 2000 first quarter, Sprint repaid, prior to scheduled maturities, $127 million of the PCS Group's notes payable to the FCC. These notes had an interest rate of 7.8%. This resulted in a $3 million after-tax extraordinary loss. In the 1999 first quarter, Sprint terminated some of the PCS Group's revolving credit facilities and repaid, prior to scheduled maturities, the related outstanding balance of $1.7 billion. These facilities had a weighted average interest rate equal to the London Inter-Bank Offered Rate plus 40 basis points. This resulted in a $21 million after-tax extraordinary loss.

--------------------------------------------------------------------------------
Financial Condition
--------------------------------------------------------------------------------

                           June 30,      December 31,
                             2000            1999
------------------------------------------------------
                                (millions)
Combined assets       $      18,448   $     17,924
                      --------------------------------


Net property, plant and equipment increased $677 million since year-end mainly reflecting capital expenditures to support the PCS network buildout and expansion, partly offset by year-to-date depreciation and network asset sales.

Sprint's tax sharing agreement provides for the allocation of income taxes between the FON Group and the PCS Group. The current tax benefit receivable from the FON Group decreased $293 million reflecting payments from the FON Group for income taxes during the period.

--------------------------------------------------------------------------------
Liquidity and Capital Resources
--------------------------------------------------------------------------------

Operating Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   (used) by
   operating
   activities          $      363     $       (681)
                       -------------------------------


Cash flows from operating activities increased $1.0 billion in the 2000 year-to-date period primarily reflecting decreased operating losses for the PCS Group as well as decreases in working capital.

Investing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows used by
   investing
   activities          $   (1,467)    $     (1,586)
                       -------------------------------


Capital expenditures, which are the PCS Group's largest investing activity, totaled $1.4 billion in the 2000 year-to-date period, compared to $961 million in the 1999 year-to-date period. Capital expenditures in both years were mainly for the continued buildout and expansion of the PCS network. In the 2000 second quarter, the PCS Group purchased an ownership interest in Pegaso for $200 million. The investment is being accounted for using the equity method. In 2000, the PCS Group sold portions of its customer base and the associated network infrastructure to affiliates for $166 million. In the 1999 first quarter, the PCS Group purchased PCS operations in Hawaii for $82 million.

Financing Activities

                                 Year-to-Date
                                   June 30,
                       -------------------------------
                             2000            1999
------------------------------------------------------
                                 (millions)
Cash flows provided
   by financing
   activities          $    1,173     $     2,134
                       -------------------------------


In the 2000 year-to-date period, financing activities mainly reflect proceeds from long-term debt used to fund capital requirements and repay existing debt. In the 1999 year-to-date period, financing activities reflect proceeds from long-term debt used mainly to repay existing debt and to fund working capital requirements. In addition, the PCS Group received $843 million of net proceeds from PCS common stock issuances. The proceeds were used primarily to fund capital requirements and operating losses.

Capital Requirements

The PCS Group's 2000 investing activities, mainly consisting of capital expenditures and investments in affiliates, are expected to be between $3.1 and $3.3 billion. Capital expenditures are expected to be between $2.9 billion and $3.1 billion. Investments in affiliates are expected to require cash of $200 million. Additional funds will be required to fund expected operating losses, working capital and debt service requirements of the PCS Group.

PCS preferred stock dividend payments are expected to total $15 million in 2000, including payments to the FON Group for its preferred intergroup interest.

Liquidity

See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity" for a discussion of liquidity.

--------------------------------------------------------------------------------
Financial Strategies
--------------------------------------------------------------------------------

Financial strategies are determined by Sprint on a centralized basis. See Sprint's "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Strategies."

--------------------------------------------------------------------------------
Forward-looking Information
--------------------------------------------------------------------------------

See Sprint's  "Management's  Discussion and Analysis of Financial  Condition and
Results  of   Operations--Forward-looking   Information"  for  a  discussion  of
forward-looking information.